Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated March 11, 2020, relating to the financial statements of TORM plc appearing in the Annual Report on Form 20-F of TORM plc for the year ended December 31, 2020. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Deloitte Statsautoriseret Revisionspartnerselskab

Copenhagen, Denmark
December 6, 2021

/s/ Kim Takata Mücke
State Authorised
Public Accountant